UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4851 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 491-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Promissory Note with A.G.P./Alliance Global Partners

On November 25, 2024, Conduit Pharmaceuticals Inc. (the “Company”) issued to A.G.P./Alliance Global Partners (the “Holder”) a convertible promissory note (the “Convertible Note”) in the principal amount of $5,737,500 to evidence the Holder’s currently owed deferred commission. Unless earlier converted as specified in the Convertible Note, the principal amount plus all accrued but unpaid interest is due on November 25, 2025 (the “Maturity Date”). The Convertible Note accrues interest at 5.5% per annum.

At any time prior to the full payment of the Convertible Note, provided that the Holder has given at least three business days written notice to the Company, the Holder, in its sole discretion, may elect to have all or any portion of the outstanding principal amount and all interest accrued converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share at the time of the conversion date, but in no event less than $1.00), subject to adjustment as provided therein and to take into account any future share splits or reverse splits. However, the conversion of the Convertible Note may not occur prior to the Company having sufficiently authorized shares of Common Stock to permit the entire conversion of the Convertible Note. In addition, the conversion of the Convertible Note may also not occur prior to receipt of stockholder approval to provide for such conversion of the Convertible Note, and subsequent issuance of the Company’s Common Stock, pursuant to the stockholder approval rules under the rules and regulations of The Nasdaq Stock Market. Further, following the Holder’s ability to convert the Convertible Note, if at all, the Holder will not be entitled to receive the Company’s Common Stock upon conversion, if such conversion would result in the Holder owning greater than 9.99% of the Company’s then currently outstanding Common Stock. The Holder is also entitled to resale registration rights as identified in the Convertible Note.

The Company may prepay the Convertible Note in whole or in part. The Convertible Note contains customary default provisions for a transaction of this nature. In the event of certain Events of Default (as defined in the Convertible Note), all outstanding principal and accrued interest under the Convertible Note will become, or may become at the Holder’s election, immediately due and payable to the Holder.

Second Amendment to the Senior Secured Promissory Note with Nirland Limited

As previously disclosed, in August 2024, the Company issued and sold that certain Senior Secured Promissory Note (the “Nirland Note”) to Nirland Limited (“Nirland”) in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount. In October 2024, the Company and Nirland entered into an Amendment to the Nirland Note to, among other things, provide for the conversion of the Nirland Note into shares of the Company’s Common Stock, at Nirland’s discretion, in a multiple of any unpaid amounts, if not otherwise previously paid, pursuant to the conversion rate contained therein.

On November 22, 2024, the Company and Nirland entered into a Second Amendment to the Nirland Note (the “Second Amendment”). Pursuant to the Second Amendment, the Nirland Note may not be converted (other than partial conversions that may be permitted pursuant to the rules and regulations of The Nasdaq Stock Market (or any successor entity)) prior to receipt of stockholder approval to provide for such conversion of the Nirland Note, and subsequent issuance of the Company’s Common Stock, pursuant to the stockholder approval rules under the rules and regulations of The Nasdaq Stock Market. If the Company has not held a special meeting of the stockholders to approve the full conversion of the Nirland Note on or before January 9, 2025, then the Company shall be obligated to pay Nirland a penalty of $100,000 per day until the special meeting is held. In addition, the existing conversion rate was amended to be two and one half times the sum of (x) the portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid interest (including default interest) with respect to such portion of the principal amount, if any divided by $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share at the time of the conversion date, but in no event less than $1.00), subject to adjustment as provided therein and to take into account any future share splits or reverse splits.

The foregoing descriptions of the Convertible Note and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and the Second Amendment, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Second Amendment to the Nirland Note and the Convertible Note pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). The shares of Common Stock that may be issued upon conversion of the Nirland Note, as amended, and the Convertible Note, in amounts of up to seventy five million shares and fifty eight million shares, respectively, if such amounts are not previously paid prior to maturity and such holders elect to convert such notes, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Second Amendment and the Convertible Note under Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the exhibit index accompanying this Current Report on Form 8-K are furnished herewith.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated November 25, 2024, between Conduit Pharmaceuticals Inc. and A.G.P./Alliance Global Partners.
4.2	Second Amendment to the Senior Secured Promissory Note, dated November 22, 2024, between Conduit Pharmaceuticals Inc. and Nirland Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer